UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Tribune Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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435 North Michigan Avenue

Chicago, Illinois 60611

August 13, 2007

Dear Fellow Shareholder:

According to our latest records, we have not yet received your proxy for the important Special Meeting of Tribune Company to be held on August 21, 2007.  Your Board of Directors recommends that shareholders vote FOR adoption of the Agreement and Plan of Merger.

Please help your company avoid the expense of further solicitation by voting TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Thank you for your cooperation.

Very truly yours,

Crane H. Kenney

Senior Vice President,

General Counsel and Secretary

 REMEMBER

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in the last-minute voting of your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

 TOLL-FREE at (877) 825-8621.